CODE OF ETHICS
                                   ADOPTED BY
                              OAK ASSOCIATES, LTD.
                                    (REVISED)
                                  MARCH 1, 2008


1.       PURPOSES

         This Code of Ethics ("Code") has been adopted by Oak Associates, ltd. ("Oak"), an Ohio limited liability company, in accordance with Rule 17j-1 under the Investment Company Act of 1940 (the "Act") and Rule 204A-1 of the Investment Advisers Act of 1940 (the "Advisers Act"). This Code establishes rules of conduct for all employees of Oak and is designed to, among other things, govern personal securities trading activities in the accounts of employees. The Code is based upon the principle that Oak and its employees owe a fiduciary duty to Oak Clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid:

         (i)   serving their own personal interests ahead of clients,
         (ii) taking inappropriate advantage of their position with the firm, and
         (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

         This Code is designed to ensure that the high ethical standards long maintained by Oak continue to be applied. The purpose of the Code is to preclude activities which may lead to or give the appearance of conflicts of interest, insider trading and other forms of prohibited or unethical business conduct. Every employee must comply with the Federal Securities Laws at all times. The excellent name and reputation of our firm continues to be a direct reflection of the conduct of each employee.

         In meeting its fiduciary responsibilities to its clients, Oak expects every employee to demonstrate the highest standards of ethical conduct for continued employment with Oak. Strict compliance with the provisions of the Code shall be considered a basic condition of employment with Oak. Oak's reputation for fair and honest dealing with its clients had taken considerable time to build. This standing could be seriously damaged as the result of even a single securities transaction being considered questionable in light of the fiduciary duty owed to our clients. Employees are urged to seek the advice of the Chief Compliance Officer for any questions about the Code or the application of the Code to their individual circumstances. Employees should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, including termination of employment.

The following summarizes some of the very important responsibilities and duties Oak and its employees have as a fiduciary to the Oak Clients:

         (a) The duty at all times to place the interests of Oak advisory clients, Oak Associates Funds ("Oak Funds"), and shareholders first and foremost.

         Oak personnel should scrupulously avoid serving their own personal interests ahead of the interests of advisory clients, Oak Funds and shareholders of mutual funds advised by Oak in any decision relating to their personal investments.

         (b) The requirement that all personal securities transactions be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility.

         Oak personnel must not only seek to achieve technical compliance with the Code but should strive to abide by its spirit and the principles articulated herein.

         (c) The fundamental standard that Oak investment advisory personnel should not take inappropriate advantage of their positions.

         Oak personnel must avoid any situation that might compromise, or call into question, their exercise of fully independent judgment in the interest of Clients, Oak Funds and Fund shareholders, including, but not limited to the receipt of unusual investment opportunities, perquisites, or gifts of more than a de minimis value from persons doing or seeking business with Oak or Oak Funds.

         Rule 17j-1 under the Act and Section 206 the Advisers Act generally proscribe fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment advisers to investment companies and advisory clients.

         The purpose of the Code is to establish procedures consistent with the Act and the Advisers Act to give effect to the general prohibitions of fraudulent or manipulative practices. In particular and as set forth in Rule 17j-1 of the Act:

         (1) It is unlawful for any affiliated person of or principal underwriter for a registered investment company, or any affiliated person of an investment adviser of or principal underwriter for a registered investment company in connection with the purchase or sale, directly or indirectly, by such person of a reportable security held or to be acquired, as defined in this section, by such registered investment company:

         (i) To employ any device, scheme or artifice to defraud such registered investment company;

         (ii) To make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         (iii) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

         (iv) To engage in any manipulative practice with respect to such registered investment company.

        Section 206 of the Advisers Act has similar anti-fraud prohibitions governing an adviser's activities with respect to all Oak Clients and prospective clients.


2.       Definitions

         (a) "Access Person" means any of our Supervised Persons:

                            (i) Who has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund, or
                            (ii)    Who is involved in making securities
                                    recommendations to clients, or who has
                                    access to such recommendations that are
                                    nonpublic.

         (b) "Account" means accounts of any employee and includes accounts of the employee's immediate family members (any relative by blood or by marriage living in the employee's household), and any account in which he or she has a direct or indirect beneficial interest, such as trusts and custodial accounts or other accounts in which the employee has a beneficial interest or exercises investment discretion.

         (c) "Adviser/Subadviser" means Oak in its capacity as the adviser or subadviser of a Fund, or other advisory client or both, as the context may require.

         (d) "Beneficial Ownership" will be interpreted in a manner consistent with Rule 16a1(a)(2) and Section 13D under the Securities Exchange Act of 1934, and generally means (i) any direct or indirect pecuniary interest in a reportable security or investment; (ii) the power to vote or direct the voting of a reportable security (iii) the investment power to dispose of the reportable security or (iv) the right to acquire beneficial ownership

         (e) "Code" means this Code of Ethics.

         (f) "Chief Compliance Officer" means the person designated by Oak as having responsibility for compliance with the requirements of the Code.

         (g) "Control" will have the same meaning as that set forth in Section 2
         (a) (9) of the Act, and generally means the power to exercise a controlling influence over the management or policies of a company, among other things.

         (h) "Disinterested Director/Trustee" means a Director/Trustee of a Fund who is not an "interested person" of such Fund within the meaning of
         Section 2(a)(19) of the Act.

         (i) "Federal Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

         (j) "Fund" means each investment company registered under the Act as to which Oak is an Adviser or Subadviser.

         (k) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of the Securities Exchange Act of 1934.

         (l) "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506.

         (m) "Oak" means Oak Associates, ltd.

         (n) "Oak Clients" means any advisory or sub-advisory client of Oak, including the Oak Funds.

         (o) "Portfolio Manager" means any Access Person who has the direct responsibility and authority to make investment decisions for an Oak Client.

         (p) "Purchase or sale of a Reportable Security" includes, inter alia, the writing of an option to purchase or sell a reportable security.

         "Reportable Security" is interpreted broadly and means any security as defined in Section 202(a) (18) of the Advisers Act and includes:

                  (i) a Reportable Security that is convertible into another Reportable Security,

                  (ii) with respect to an equity Reportable Security, a Reportable Security having the same issuer (including a private issue by the same issuer) and any derivative, option or warrant relating to that Reportable Security,

                  (iii) exchange traded funds (ETFs) which may be a registered investment company, a Unit Investment Trust (e.g. SPDRs) or an unregistered investment company (e.g. HLDRs), and

                  (iv) with respect to a fixed-income Reportable Security, a Reportable Security having the same issuer.

         (q) "Reportable Fund" means:

                  (i) any fund for which Oak serves as an investment adviser as defined in Section 2(a)(20) of the Act; or

                  (ii) any fund whose investment adviser or principal underwriter controls Oak, is controlled by Oak, or is under common control with Oak. Control has the same meaning as it does in Section 2(a)(9) of the Act.

         (r) A Reportable Security does not include the following:

                  (i) direct obligations of the U.S. Government;

                  (ii) bankers acceptances, bank CDs, commercial or high quality short term debt instruments, including repurchase agreements;

                  (iii) shares issued by money market funds;

                  (iv) shares issued by open-end mutual funds other than any fund for which Oak acts as adviser or sub-adviser; and

                  (v) shares of any unit investment trust invested exclusively in one or more open-end funds, none of which are Oak Funds.

         (s) "Supervised Person" means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of an investment adviser, or other person who provides investment advice on behalf of the investment adviser and is subject to the supervision and control of the investment adviser.

3. APPLICABILITY

         The prohibitions for trading will only apply to a transaction in a Reportable Security in which the designated Supervised Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership. All Oak partners, officers and employees are deemed to be Supervised Persons and must abide by Oak's Code of Ethics.


4. Oak Associates Insider Trading Policy

         The securities laws of the United States impose important restrictions on Oak and its employees with respect to sales, purchases, exercises of options or other similar transactions involving securities. This document reviews these restrictions and policies concerning securities transactions by Oak and its employees. It is important to note that the securities laws are both far-reaching and frequently changing. Therefore, while the following review provides a useful overview, it is not a comprehensive attempt to deal with all potential restrictions. In general, it will help you identify potential problems and be aware of areas where caution is warranted and advice should be sought.

         Our Code also establishes specific procedures, designed to ensure compliance with the securities laws, to be followed by Oak and its employees engaging in transactions in securities.

         Investing in securities held and traded for a client's managed account is not necessarily to be avoided. At the same time, Oak expects that if you own such securities it is only for investment over the long term, not for short term, in-and-out trading.

         If you encounter a problem or have any doubts about your transactions in securities, you should consult with the compliance officer, so that the proper advice can be given and the proper actions taken to ensure that both you and Oak carry out the letter and spirit of the law, avoiding any appearance of impropriety.

GENERAL RESTRICTIONS

         General Prohibition. It is unlawful for an "insider" to trade in securities on the basis of material information known to that individual but not to the public (non-public information) or to transmit such information to any other person who may trade on the basis of such information. Violation of this prohibition is a serious federal offense and the penalties can include a prison term and disgorgement of any profits. The fact that the insider did not intend to defraud anyone may not insulate the insider from liability. It is Oak's policy that it and each employee comply with this legal requirement and prohibition.

         Who is an Insider? An insider is any person who has access to material non-public information. Insiders include all individuals who have access to such information, including, among others, legal and financial personnel, secretaries, administrative assistants, file personnel and any person (a "tippee") to whom they relate such insider information. The immediate families of all such persons may also be deemed to be insiders.

         What is Material Information? It is only trading on the basis of "material inside information" that is forbidden. This term is subject to many interpretations, but for your purposes, you should assume that it includes any information that a reasonable investor is likely to consider important in determining whether to buy, sell or hold securities. Moreover, the fact that an insider (or a tippee of an insider) has traded on the basis of particular information that has not been made public may itself be regarded as evidence that the information is material. This nonpublic information often concerns the earnings and/or financial condition of a company, its strategic plans, takeover matters and other important imminent events or matters that could affect the market price of the company's securities. It also includes information about Oak recommendations and transactions and portfolio holdings of Oak Clients.

         Whenever you have any doubt as to the materiality of any insider information known to you, you should consult with the compliance officer before trading in such securities. The process of consultation and clearance in advance should serve to avoid potential liability or other serious consequences (i.e., exposure to costly investigations or litigation).

         When is Information Deemed Public? Securities transactions by insiders in possession of material information, provided they are otherwise consistent with the procedures set forth in this policy, should be made only when the insider is certain that such information has been sufficiently publicized by official announcements. Information is not public merely because rumors or other unofficial statements in the marketplace reflect it. Moreover, the insider may not attempt to "beat the market" by trading simultaneously with, or shortly after, the official release of such information. Depending on the circumstances then, information normally should not be regarded as public until at least 24 hours after it has been disseminated through the Internet or a national news medium.

        Speculation Discouraged; Sale of Option Stock

        To promote compliance with federal securities laws and the policies of Oak, employees should view all their transactions in securities as involving investment decisions and not speculation. In-and-out trading or holding of securities for brief periods is therefore discouraged.

         Compliance with federal securities laws and our Code is a high priority for Oak and, in order to ensure that Oak does comply with the letter and spirit of the law, a number of specific procedures have been established. These procedures, which are outlined below, are to be followed by Oak and each employee.

                  Oak and each employee shall not purchase or sell any securities when the purchaser or seller knows of material nonpublic information about a company.

4. Oak Investment & Trading Restrictions

         (a) Oak New Ideas/Watch Lists
         Although Oak does not typically receive confidential or non-public information from portfolio companies, or others, Oak may and does take appropriate procedures consistent with the firm's Insider Trading Policy and has established the Oak New Ideas and Oak Watch Lists. No Supervised Person may purchase or sell or receive preclearance approval for any securities transactions for any Accounts during any period such securities are listed on the Oak New Ideas and /or Oak Watch Lists. Access to the Oak New Ideas/Watch Lists is limited to persons on a need to know basis and the Oak Portfolio Advisory Team members.

                  (b) Initial Public Offerings. No Supervised Person may acquire any securities in an Initial Public Offering.

         (c) Limited Offerings. No Supervised Person may acquire any securities in a Limited Offering without express prior approval.

         (i) Prior approval must be obtained in accordance with the preclearance procedure described in Section 6 below. Such approval will take into account, among other factors, whether the investment opportunity should be reserved for an Oak Client and whether the opportunity is being offered to the Supervised Person by virtue of his or her position with Oak.

                  (ii) Supervised Persons who have been authorized to acquire securities in a private placement must disclose that investment to the chief investment officer (including his or her designee) of Oak (or of any unit or subdivision thereof) or the Chief Compliance Officer when they play a part in any subsequent consideration of an investment by an Oak Fund in the issuer. In such circumstances, an Oak Client's decision to purchase securities of the issuer will be subject to an independent review by appropriate personnel with no personal interest in the issuer.

         (d) Blackout Periods.

                  (i) Except as provided in Section 5 below, Supervised Persons are prohibited from executing a securities transaction during which Oak is taking an initial position for client's accounts. No transaction will be approved until 7 (seven) days after Oak has taken the initial positions.

              A "pending `buy' or `sell' order" exists when a decision to purchase or sell a Reportable Security has been made and communicated.

                  (ii) If trades are effected during the periods proscribed in
              (i) above, except as provided in (iii) below, any profits realized on such trades will be immediately required to be disgorged to Oak who will donate any such funds to a charity selected by Oak.

                  (iii) A transaction by Supervised Persons inadvertently
              effected during the period proscribed in (i) above will not be considered a violation of the Code and disgorgement will not be required so long as the transaction was effected in accordance with the preclearance procedures described in Section 6 below and without prior knowledge of trading by any Oak Client in the same or an equivalent Reportable Security.

         (e) Short-Term Trading Profits. Except as provided in Section 5 below, Supervised Persons are prohibited from profiting from a purchase and sale, or sale and purchase, of the same or an equivalent Reportable Security within any 60 calendar day period. If trades are effected during the proscribed period, any profits realized on such trades will be immediately required to be disgorged to Oak who will donate any such funds to a charity selected by Oak.

         (f) Investments in Oak Funds

             Supervised Persons may invest in Oak Funds at any time. However, consistent with Oak's policies against late trading and market timing, Supervised Persons are prohibited from late trading and market timing any Oak Funds.

             Further, investments in Oak Funds in any Accounts must be held for a period of 60 days and are subject to the short term profits section in subsection (e) above.

While not subject to Oak's pre-clearance requirements, investments in Oak Funds must be reported on the initial and annual holdings as well as the quarterly transactions reports of all Supervised Persons.

5. Exempted Transactions

         The preclearance procedures in Section 6 below and the provisions of section 4(d) and 4(e) do not apply to the following transactions in subsections
(a) - (f) and do not need to be pre-cleared:

                  (a) Purchases or sales of securities effected in any Account over which the Supervised Person has no direct or indirect influence or control or in any account of the Supervised Person which is managed on a discretionary basis by a person other than such Supervised Person and with respect to which such Supervised Person does not in fact influence or control such transactions.

         (b) Purchases or sales of securities which are non-volitional on the part of either the Supervised Person or any Oak Client.

         (c) Purchases of securities which are part of an automatic dividend reinvestment plan.

         (d) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         (e) Any fixed-income securities transaction, or series of related transactions effected over a 30 calendar day period, involving 100 units ($100,000 principal amount) or less in the aggregate, if the Supervised Person has no prior knowledge of transactions in such securities by any Oak Client.

         (f) Any transactions in futures or index options on futures effected on a broad-based index if the Supervised Person has no prior knowledge of activity in such index options or futures by any Oak Client.

         (g) Purchases or sales of securities which receive the prior approval of the Chief Compliance Officer (such person having no personal interest in such purchases or sales), based on a determination that no conflict or abuse is involved and that such purchases and sales are not likely to have any economic impact on any Oak Client or on its ability to purchase or sell securities of the same class or other securities of the same issuer.

6. Preclearance

Supervised Persons (other than Disinterested Directors/Trustees) must preclear all personal securities investments except for those identified in Section 5 above.

         All requests for preclearance must be submitted to the Chief Compliance Officer for approval. All approved orders must be executed by the close of business on the day preclearance is granted; provided, however, that approved orders for securities traded in foreign markets may be executed within two (2) business days from the date preclearance is granted. If any order is not timely executed, a request for preclearance must be resubmitted.
         All requests for preclearance by the Chief Compliance Officer for her personal securities investments must be submitted to the President or Associate Compliance Officer for approval.

7. Reporting

         (a) Each Supervised Person shall report to the Chief Compliance Officer the information described in Section 7(c) below with respect to transactions in any Reportable Security in which the Supervised Person has, or by reason such transaction acquires, any direct or indirect Beneficial Ownership in the Reportable Security, except transactions effected pursuant to an automatic investment plan.

         (b) Disinterested Directors/Trustees shall report to the Chief Compliance Officer the information described in Section 7 (c) hereof with respect to transactions in any Reportable Security in which such Disinterested Director/Trustee has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Reportable Security only if such Disinterested Director/Trustee, at the time of that transaction knew or, in the ordinary course of fulfilling his or her official duties as a Director/Trustee of a Fund, should have known that, during the 15-day period immediately preceding or subsequent to the date of the transaction in a Reportable Security by such Director/Trustee, such Reportable Security is or was purchased or sold by a Fund or was being considered for purchase or sale by a Fund; provided, however, that a Disinterested Director/Trustee is not required to make a report with respect to transactions effected in any account over which such Director/Trustee does not have any direct or indirect influence or control or in any account of the Disinterested Director/Trustee which is managed on a discretionary basis by a person other than such Director/Trustee and with respect to which such Director/Trustee does not in fact influence or control such transactions. The Chief Compliance Officer shall maintain such reports and such other records to the extent required by the Act and the Advisers Act.

         (c) Every report required by Section 7 (a) and (b) shall be made not later than thirty (30) days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

              (i) The date of the transaction, the title and, as applicable, the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Reportable Security involved;

              (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

              (iii) The price at which the transaction was effected;

              (iv) The name of the broker, dealer or bank with or through whom the transaction was effected; and

              (v) The date of submission.

         (d) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Reportable Security to which the report relates.

8. Records of Securities Transactions and Post-Trade Review

         Supervised Persons (other than Disinterested Directors/Trustees) are required to direct their brokers to supply, on a timely basis, duplicate copies of confirmations and statements of all personal securities transactions and copies of periodic statements for all securities Accounts in which such Supervised Persons have a Beneficial Ownership interest to the Chief Compliance Officer. Compliance with this Code requirement by Disinterested Directors/Trustees will be deemed to satisfy the reporting requirements imposed on Access Persons under Rule 17j-1(c) providing such statements contain all of the information required by the appropriate report.

         The Chief Compliance Officer will review all reports, or information provided in lieu of reports, on a quarterly basis. The President or Associate Compliance Officer will review the reports of the Chief Compliance Officer.

9. Disclosure of Personal Holdings

          (a) Initial Holdings Reports. No later than ten days after a person becomes a Supervised Person, the following information must be reported to the Chief Compliance Officer:

         (i) the title and type of security and, as applicable, the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Reportable Security in which a Supervised Person has any direct or indirect Beneficial Ownership;

                  (ii) the name of any broker, dealer or bank with whom the Supervised Person maintains an account in which any securities are held for the direct or indirect benefit of the Supervised Person; and

                  (iii) the date that the report is submitted by the Supervised Person; and

                  (iv) the initial holdings report must be current as of a date not more than 45 days from the date of becoming a Supervised Person.

          (b) Annual Holdings Reports. Annually each Supervised Person must report the following information (which information must be current as of a date no more than 45 days before the report is submitted) to the Chief Compliance Officer:

                  (i) the title and type of security and, as applicable, the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Reportable Security in which the Supervised Person has any direct or indirect Beneficial Ownership;

                  (ii) the name of any broker, dealer or bank with whom the Supervised Person maintains an Account in which any securities were held for the direct or indirect benefit of the Supervised Person; and

                  (iii) the date that the report is submitted by the Supervised Person.

          (c) Initial/Annual Holdings Reports are to be reported on a timely basis and only quarterly transaction reports may be replaced by broker trade confirmation or account statements.

          (d) A Disinterested Director/Trustee of a Fund would be required to make a report solely by reason of being a Fund Director/Trustee, need not make an initial holdings report or an annual holdings report.

   10. Confidentiality of Client Information

        In the course of investment advisory activities of Oak, the firm obtains and has access to personal and non-public information about its clients. Such information may include a person's status as a client, personal financial and account information, the allocation of assets in a client portfolio, the composition of investments in any client portfolio, information relating to services performed for or transactions entered into on behalf of clients, advice provided by Oak to clients, and data or analyses derived from such non-public personal information (collectively referred to as "Confidential Client Information"). All Confidential Client Information, whether relating to Oak's current or former clients, is subject to the Code's policies and procedures. Any doubts about the confidentiality of information must be resolved in favor of confidentiality.

11.      Gifts

         Supervised Persons are prohibited from receiving or giving any gift or other thing of more than $250 in value from any person or entity that does business with or on behalf of Oak or an Oak Client. Occasional business meals or entertainment (theatrical or sporting events, etc.) are permitted so long as they are not excessive in number or cost.

12.      Service As a Director

         Supervised Persons are prohibited from serving as an officer or director on the board of directors of a publicly traded or private company, without prior written authorization based upon a determination that any officer position or board service would be consistent with the interests of an Oak, Oak Clients, Oak Funds and its shareholders. In the limited instances that any officer position or board service is authorized, Supervised Persons serving in such capacities will be isolated from Oak Access Persons making investment decisions affecting transactions in securities issued by any private or publicly traded company for which such Supervised Person serves as an officer or director through the use of "Chinese Wall" or other procedures designed to address actual or potential conflicts of interest.


13.      Certification of Compliance with the Code

         Supervised Persons are required to receive and review our Code of Ethics, and any amendments, and to certify annually as follows:

          (a) that they have read and understood the Code;

          (b) that they recognize that they are subject to the Code;

          (c) that they have complied with the requirements of the Code; and

          (d) that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

14.      Code Violations

         Any violations of the Code are to be reported the Chief Compliance Officer who will review them and report a summary of any violations to the President. Senior Management will determine if any sanctions may be appropriate and imposed which may include reprimands, censures, fines, disgorgement, suspensions or termination of employment. All violations of the Code will be reported to the President and the Board of Directors/Trustees of an Oak Fund on a quarterly basis.

15. Review by the Board of Directors/Trustees

                  The Board of Directors/Trustees of each Oak Fund will be provided with a written annual report which at a minimum:

                  (a) describes any issues arising under the Code or procedures since the last report to the Board of Directors/Trustees, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

                  (b) certifies that Oak has adopted procedures reasonably necessary to prevent its Supervised Persons from violating the Code.

16. Recordkeeping

         Oak shall maintain the following records in the manner and to the extent set forth below and will make such records available to the Securities and Exchange Commission or any representative thereof, at any time and from time to time for reasonable, periodic special or other examination:

               (a) a copy of this Code as currently in effect, or in effect at any time within the past five years must be maintained in an easily accessible place;

               (b) a record of any violation of the Code and of any action taken as a result of the violation must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

               (c) a record of each report made by a Supervised Person, including any information provided in lieu of reports under this Code or any predecessor Code must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

               (d) a record of all Access/Supervised Persons currently or within the past five years who are or were required to make reports under this Code or any predecessor Code, or who are or were responsible for reviewing such reports must be maintained in an easily accessible place;

         (e) a copy of each Annual Report submitted to the Board of Directors/Trustees must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place;

               (f) a record of any decision and the reasons supporting the decision to approve the acquisition by Access/ Supervised Persons of securities acquired in an Initial Public Offering or Limited Offerings for at least five years after the end of the fiscal year in which the approval is granted, and

               (g) a record of the Annual Code Certifications of Supervised/Access Persons for the length of their employment at Oak and five years thereafter.

         All records required to be kept under this Code shall be maintained by the Chief Compliance Officer in an easily accessible place for not less that five years from the end of the fiscal year end in which the last entry was made, the first two years in Oak's principal office.

                   Initial/Annual Code of Ethics Certification

                  As a Supervised/Access Person of Oak Associates, Ltd., I certify that I have received, read, understand, complied with the requirements and agree to abide by the Oak Code of Ethics and any amendments of the Oak Code of Ethics.




/s/  Sandra Noll
-------------------------------
         Signature


Sandra Noll
-------------------------------
         Employee Name


January 16, 2009
-------------------------------
         Date

                   ANNUAL CERTIFICATION PURSUANT TO RULE 17j-1


The undersigned, _Sandra Noll, in her capacity as _Chief Compliance Officer of Oak Associates, ltd., (the "Adviser"), investment adviser to the Oak Associates Funds (the "Funds"), hereby certifies the following:

1 The Adviser has adopted a Code of Ethics (the "Code") pursuant to, and in compliance with, Rule 17j-1 under the Investment Company Act of 1940;
2 The Adviser has adopted procedures reasonably necessary to prevent its access persons from violating its Code;
3 The Adviser's Code of Ethics contains provisions reasonably necessary to prevent access persons from violating Rule 17j-1(b);
4 In accordance with Rule 17j-1, the Adviser has submitted its Code to the Funds' Board of Trustees for approval;
5 During this past year, the Adviser has submitted to the Funds' Board of Trustees any and all amendments to its Code within six months of the change;
6 All access persons required to report under the Code have done so in compliance with the Code (and related procedures thereunder) and Rule 17j-1;
and
7 Any and all of the Adviser's material violations of the Code and any sanctions imposed in response to such violations have been reported to the Funds' Board of Trustees in compliance with Rule 17j-1 and the Fund's Code.

Witness my hand this 16 day of January___, 2009.




Signature         /s/ Sandra Noll
                  -------------------------
Printed Name      Sandra Noll
Title             Chief Compliance Officer